Exhibit 99.1

NEW YORK, May 15, 2009 (GLOBE NEWSWIRE) -- Perf Go Green Holdings, Inc. (OTC BB:PGOG.OB - News) (http://www.perfgogreen.com), the leader in biodegradable plastic products and everyday green solutions, completed their first year of business March 31, 2009 and have experienced credible growth and new brand awareness. First quarter of 2009 opened with the Retailers’ Choice Award from the National Hardware Show. Consumers, Retailers and Corporate America are embracing Perf Go Green. Green is no longer a marginalized issue in the United States.

The resounding conclusion of a survey done by Landor Associates (2008) is that the American population no longer views the issues surrounding green as the concern of a small number of environmental fanatics living on the outskirts of society. Green has become an issue for all Americans and they are changing their individual behaviors to contribute to the solution. As green becomes more personal, consumers expect demonstrations of a similar commitment and concern from corporate America, the media and the government. Green investments will be rewarded -- green brands are perceived as higher quality, driving more non-users towards consideration. Perf Go Green is expanding a niche brand in an attractive sector of the eco-friendly market.

We can be seen in Retailers representing 70,000 stores and continue growing with our original retailers that were the first to embrace our brand: Walgreens, Bashas’ Supermarkets, Shaw’s Supermarkets, Sprouts Farmer’s Market, Hy-Vee Supermarkets, Meijer, Do it Best Hardware Stores, True Value, Hardware Hank, United Hardware Distributors, Bostwick-Braun, Amazon.com, Drugstore.com, Nash Finch Wholesale Food Distributors, Kehe Food Distributors and Associated Food Distributors.

Our commercial line of biodegradable plastic trash bags are now being used at a number of Hotels: Westin Times Square, The New York Grand Hyatt, Joie de Vivre Hotels which is the largest boutique hotel collection in California and The London West Hollywood Hotel. Lehigh Valley Hospital and the Health Network have gone green with Perf Go Green. Every Six Flags Theme Park across the country now boasts eco-friendly trash cans with Perf Go Green biodegradable trash bags. We are now distributing Perf Go Green Commercial products through major distributors across the country including Five Star Distributors, Inc., Blue Ribbon Supply and Edward Don & Company.

New retail and commercial product categories with huge growth opportunities have launched in Q2, 2009. Perf Go Green premiered PerfPower(tm) Alkaline Batteries that are completely free of lead, mercury and cadmium, that’s 0%! PerfPower(tm) Alkaline Batteries and packaging are made with recycled materials and are recyclable, and best of all we are offering the very first totally free online recycling initiative for PerfPower(tm) Batteries. Now that’s truly sustainable! Check us out at http://www.irecycled.com. Initial conversations with a number of classes of trade are embracing this new strategy. The State of California and many other areas of the country have now BANNED all batteries from their landfills! And we agree: No battery should ever make its way into our landfills. By the way, our Battery Recycling Partner is located in the USA.

Perf Go Clean(tm) all natural and sustainable cleaning products will be ready to ship at the end of May. Our five powerful cleaning products are pharmaceutical grade, BIOBASED and NSF certified. Perf Go Green has put the power of nanotechnology into your hands with microscopic electrical charged particles. This nanotechnology and a formula of plant-based ingredients allow Perf Go Clean(tm) Products to effectively cut through dirt and grime and emulsify organic matter. Our packaging materials, including the sprayer, are made with 100% recycled materials and are 100% recyclable. Perf Go Clean(tm) Cleaning Products are grown and made in the USA!

As we look at new product development, products must meet our specific criteria in order to come under the Perf Go Green brand. One, they must have a truly sustainable life cycle from the development stage to the absolute disposal of that product. It must be completely recyclable and reusable in another product, or biodegradable returning to nature, leaving nothing harmful behind. Two, there must be a need in the marketplace to replace a product that currently pollutes the environment or is harmful to the planet. To this point, we now offer biodegradable commercial pallet or shrink-wrap. Traditionally, shrink-wrap is a one-time use product that then lasts for hundreds of years in a landfill. Our initial conversations with Corporate America have been very enthusiastic and well received.

Perf Go Green continues to create everyday green solutions that will ensure healthy environments and vibrant communities for families, individuals, children and pets. We are a growth company with a very bright future.

About Perf Go Green

Perf Go Green, Holdings Inc., the leader in biodegradable plastic products and everyday green solutions, is a New York-based publicly-traded company. The corporate name reflects its ``Go Green’’ mission and cradle-to-cradle initiatives for the development and global marketing of high performance, eco-friendly, sustainable, non-toxic, and recyclable products designed to eliminate waste from the world environment.

The Perf Go Green logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5503

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the company’s current plans and expectations, as well as future results of operations and financial condition. A more extensive listing of risks and factors that may affect the company’s business prospects and cause actual results to differ materially from those described in the forward-looking statements can be found in the reports and other documents filed by the company with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.